Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:
Victoria Sivrais
FD
312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports Second Quarter 2010 Results

Cash Collections of $84.2 million during the second quarter; Net Income of $774.5 thousand, or $0.03 per fully diluted share

Warren, Mich., July 29, 2010 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended June 30, 2010.

Financial highlights from the second quarter 2010 included:

•	Cash collections of $84.2 million;

•	Revenues of $50.9 million;

•	Operating expenses of $46.8 million, or 55.6% percent of cash collections; and

•	Net income of $774.5 thousand, or $0.03 per diluted share.

The Company’s operational highlights included:

•	Amended its credit facility, which nearly doubled purchasing capacity;

•	Acquired $48.6 million (net of buybacks) in charged-off consumer receivable portfolios with an aggregate value of $1,502.4 million, or 3.24% of face value;

•

Furthered its strategic initiatives to improve operational efficiency through the sale of its PARC healthcare receivables and acquiring substantially all of the assets of BSI eSolutions, LLC, the Company’s collections platform software partner.

Rion Needs, President and CEO of Asset Acceptance Capital Corp., commented: “We are beginning to see improving trends in our business and are encouraged by the financial and operational results during the quarter. Consistent with our efforts to accelerate portfolio acquisitions, we purchased $48.6 million in charged-off receivables and reported $84.2 million in cash collections during the second quarter. In addition, during the quarter, we increased yields on certain portfolios as a result of better than anticipated performance during the first half of 2010. We have targeted purchases to grow further through the second half of 2010, which should fuel continued improvement in cash collection performance.”

Second Quarter 2010 Financial Highlights

Asset Acceptance reported cash collections of $84.2 million in the quarter ended June 30, 2010, compared to cash collections of $87.3 million in the year-ago period.

Total revenues were $50.9 million in the second quarter of 2010, an increase of 3.7% compared to total revenues of $49.1 million in the second quarter of 2009. Amortization of purchased

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receivables in the second quarter of 2010 was 39.9% of total cash collections versus 44.1% of total cash collections in the second quarter of 2009. The Company reported a non-cash net impairment reversal of $1.1 million on purchased receivables in the second quarter, versus a net impairment charge of $6.8 million in the prior year quarter.

Total operating expenses in the quarter increased 3.8% to $46.8 million, from $45.1 million in the second quarter of 2009. For the 2010 second quarter, Asset Acceptance reported operating expenses of 55.6% of cash collections, up from 51.6% of cash collections in the prior year quarter.

Net income for the quarter was $774.5 thousand, or $0.03 per fully diluted share, compared to net income of $842.3 thousand, or $0.03 per fully diluted share, in the second quarter of 2009. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivables amortization (“Adjusted EBITDA”), was $39.5 million in the second quarter of 2010, down 10.1% compared to the year-ago period.

During the second quarter of 2010, the Company invested $48.6 million to purchase charged-off consumer debt portfolios with a face value of $1,502.4 million, for a blended rate of 3.24% of face value. This compares to the prior-year second quarter, when the Company invested $19.6 million to purchase consumer debt portfolios with a face value of $716.5 million, representing a blended rate of 2.74% of face value. All purchase data is adjusted for buybacks.

First Six Months 2010 Financial Highlights

For the six-month period ended June 30, 2010, the Company reported cash collections of $173.4 million compared to cash collections of $181.4 million in the first six months of 2009.

Total revenues in the first half of 2010 were $102.5 million versus $106.1 million in the first six months of 2009. For the first six months of 2010, amortization of purchased receivables was 41.4% of total cash collections versus 41.8% of total cash collections in the same period of last year. Net impairment reversals for the first six months of 2010 totaled $1.0 versus a $10.3 million net impairment for the first six months of 2009.

Total operating expenses in first half of 2010 increased 3.3% to $95.1 million, from $92.1 million in the first half of 2009. For the first six months of 2010, Asset Acceptance reported operating expenses of 54.9% of cash collections, up from 50.8% of cash collections in the prior year period.

Net income for the first two quarters of 2010 was $1.1 million, or $0.04 per fully diluted share, compared to net income of $5.4 million, or $0.18 per fully diluted share, in the same period of 2009. For the six-month period ended June 30, 2010, Adjusted EBITDA declined to $82.0 million, a decrease of 11.3% when compared to the same six-month period in 2009. Please refer to the table on page ten, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

During the first six months of 2010, the Company invested $78.4 million to purchase charged-off consumer debt portfolios with a face value of $2.3 billion, for a blended rate of 3.37% of face value. This compares to the prior-year first half, when the Company invested $41.4 million to purchase consumer debt portfolios with a face value of $1.5 billion, representing a blended rate of 2.85% of face value. All purchase data is adjusted for buybacks.

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Reid Simpson, Senior Vice President and CFO commented: “During the second quarter we made progress on a number of fronts. We successfully amended our credit facility, which nearly doubled our capacity and will help enable us to achieve our purchasing goals for 2010. In addition, we continued to increase our purchasing levels. We have now seen a steady increase over the past 12 months and we are focused on continuing the purchasing momentum we have generated during the first half of the year. Finally, we have made good progress on evaluating our cost structure and are focusing on eliminating underperforming assets and on identifying other opportunities to increase operating efficiencies – all focused on driving long-term sustainable growth and value creation.”

Second Quarter 2010 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until July 29, 2011.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such

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sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	instability in the financial markets and a prolonged economic recession limiting our ability to access capital and to acquire and collect on charged-off receivable portfolios;

•	our ability to maintain existing, and secure additional financing on acceptable terms;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	failure to comply with government regulation, including our ability to successfully conclude the on-going FTC matter;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and values and assumptions underlying the calculation of the net impairment charges for purposes of recording purchased receivable revenues;

•

our ability to respond to changes in technology to remain competitive, including our ability to successfully complete the conversion of our legacy debt collection platform to a different software system;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	our ability to successfully seek opportunities to diversify beyond collecting on our purchased receivables portfolios;

•	our ability to acquire and to collect on charged-off receivable portfolios in industries in which we have little or no experience;

•

any significant and unanticipated changes in circumstances leading to goodwill impairment or other impairment of intangible asset, which, in turn, could adversely impact earnings and reduce our net worth; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

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Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account representative)	Q2 ‘10	Q1 ‘10	Q4 ‘09	Q3 ‘09	Q2 ‘09
Total revenues	$50.9	$51.6	$18.7	$47.7	$49.1
Cash collections	$84.2	$89.2	$74.8	$77.8	$87.3
Operating expenses to cash collections	55.6%	54.2%	64.9%	61.8%	51.6%
Call center collections (Note 1)	$45.5	$50.5	$40.5	$41.7	$45.9
Legal collections (Note 1)	$38.7	$38.7	$34.3	$36.1	$41.4
Amortization rate	39.9%	42.7%	75.6%	39.0%	44.1%
Collections on fully amortized portfolios	$13.8	$14.9	$14.2	$14.9	$15.8
Investment in purchased receivables (Note 2)	$48.6	$29.8	$42.7	$36.9	$19.6
Face value of purchased receivables (Note 2)	$1,502.4	$822.2	$1,381.1	$1,585.9	$716.5
Average cost of purchased receivables (Note 2)	3.24%	3.62%	3.09%	2.33%	2.74%
Number of purchased receivable portfolios	41	28	37	33	22
Collections per account representative FTE	$36,132	$37,704	$29,345	$31,413	$38,858
Average account representative FTE’s	925	1,047	1,112	1,040	929

Note 1: Amounts have been reclassified to conform to the current period presentation.

Note 2: All purchase data is adjusted for buybacks.

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The Company provided the following details of purchased receivable revenues by year of purchase:

	Three months ended June 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2004 and prior	$14,012,401	$12,232,427	N/M	N/M	$38,089	$10,501,033
2005	4,047,269	3,018,844	25.4%	15.44%	(1,153,800)	786,911
2006	9,974,216	5,363,233	46.2	6.78	51,000	1,241,187
2007	13,156,759	6,923,550	47.4	4.22	—	847,372
2008	16,654,669	7,599,601	54.4	3.38	—	98,532
2009	21,343,084	11,633,662	45.5	3.87	—	362,640
2010	5,025,675	3,855,557	23.3	2.88	—	—

Totals	$84,214,073	$50,626,874	39.9	5.36	$(1,064,711)	$13,837,675

	Three months ended June 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2003 and prior	$14,882,021	$13,402,082	N/M	N/M	$489,000	$12,484,108
2004	5,633,013	2,475,410	56.1%	4.96%	1,941,000	901,949
2005	6,103,487	864,320	85.8	1.23	2,488,000	34,537
2006	14,512,193	9,086,793	37.4	5.11	1,701,000	1,610,591
2007	18,191,261	9,907,523	45.5	3.67	—	706,439
2008	22,974,091	9,838,611	57.2	2.85	227,000	88,705
2009	4,997,511	3,244,604	35.1	3.90	—	6,250

Totals	$87,293,577	$48,819,343	44.1	4.83	$6,846,000	$15,832,579

	Six months ended June 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2004 and prior	$30,205,907	$25,612,953	N/M	N/M	$137,769	$21,485,227
2005	9,253,696	5,487,498	40.7%	12.06%	(1,153,800)	1,903,412
2006	21,619,661	11,857,884	45.2	6.78	51,000	2,654,458
2007	28,096,125	14,521,971	48.3	4.14	—	1,737,603
2008	35,005,726	16,342,011	53.3	3.40	—	211,662
2009	43,308,909	23,399,814	46.0	3.69	—	762,128
2010	5,939,379	4,491,289	24.4	2.78	—	—

Totals	$173,429,403	$101,713,420	41.4	5.35	$(965,031)	$28,754,490

	Six months ended June 30, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2003 and prior	$32,115,952	$29,595,638	N/M	N/M	$412,700	$26,617,497
2004	12,509,541	5,799,086	53.6%	5.23%	3,958,600	1,934,285
2005	13,541,643	4,641,864	65.7	2.97	2,745,000	77,042
2006	30,784,791	20,327,073	34.0	5.44	2,497,000	3,608,141
2007	39,310,080	21,131,396	46.2	3.70	—	1,664,748
2008	47,118,967	20,260,841	57.0	2.76	682,000	178,177
2009	6,029,540	3,803,124	36.9	3.82	—	6,250

Totals	$181,410,514	$105,559,022	41.8	5.08	$10,295,300	$34,086,140

(1)	“N/M” indicates that the calculated percentage for aggregated vintage years is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Revenues
Purchased receivable revenues, net	$50,626,874	$48,819,343	$101,713,420	$105,559,022
Gain on sale of purchased receivables	107,825	—	324,848	—
Other revenues, net	180,152	262,610	431,247	514,129

Total revenues	50,914,851	49,081,953	102,469,515	106,073,151

Expenses
Salaries and benefits	18,660,755	18,367,377	38,165,621	38,213,894
Collections expense	23,072,450	21,640,610	47,265,390	43,767,293
Occupancy	1,697,154	1,859,381	3,449,281	3,670,242
Administrative	2,201,611	2,228,678	3,942,979	4,559,064
Depreciation and amortization	1,146,329	959,496	2,308,711	1,845,314
Loss on disposal of equipment and other assets	5,342	5,137	5,543	6,541

Total operating expenses	46,783,641	45,060,679	95,137,525	92,062,348

Income from operations	4,131,210	4,021,274	7,331,990	14,010,803
Other income (expense)
Interest expense	(2,888,677)	(2,471,838)	(5,517,102)	(5,113,964)
Interest income	371	3,731	1,413	4,692
Other	40,961	(67,963)	55,563	3,814

Income before income taxes	1,283,865	1,485,204	1,871,864	8,905,345
Income tax expense	509,408	642,917	740,890	3,460,914

Net income	$774,457	$842,287	$1,130,974	$5,444,431

Weighted-average number of shares:
Basic	30,682,152	30,623,320	30,676,471	30,617,189
Diluted	30,781,363	30,711,491	30,760,432	30,668,037
Earnings per common share outstanding:
Basic	$0.03	$0.03	$0.04	$0.18
Diluted	$0.03	$0.03	$0.04	$0.18

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Cash	$5,900,221	$4,935,248
Purchased receivables, net	325,380,271	319,772,006
Income taxes receivable	5,360,500	5,553,181
Property and equipment, net	13,902,380	14,521,666
Goodwill	14,323,071	14,323,071
Intangible assets, net	979,065	1,079,065
Other assets	7,797,533	6,231,732

Total assets	$373,643,041	$366,415,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$3,342,798	$3,002,299
Accrued liabilities	17,797,411	21,294,388
Income taxes payable	1,787,460	1,196,071
Notes payable	167,359,956	160,022,514
Capital lease obligations	242,391	278,459
Deferred tax liability, net	57,553,566	57,524,754

Total liabilities	$248,083,582	$243,318,485

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,220,757 and 33,220,132 at June 30, 2010 and December 31, 2009, respectively	332,208	332,201
Additional paid in capital	148,942,125	148,243,688
Retained earnings	19,885,191	18,754,217
Accumulated other comprehensive loss, net of tax	(2,321,921)	(2,955,451)
Common stock in treasury; at cost, 2,616,582 and 2,616,424 shares at June 30, 2010 and December 31, 2009, respectively	(41,278,144)	(41,277,171)

Total stockholders’ equity	125,559,459	123,097,484

Total liabilities and stockholders’ equity	$373,643,041	$366,415,969

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2010	2009
Cash flows from operating activities
Net income	$1,130,974	$5,444,431
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,308,711	1,845,314
Amortization of deferred financing costs	577,355	263,303
Deferred income taxes	(181,161)	176,278
Share-based compensation expense	698,444	761,230
Net (reversal of impairment) impairment of purchased receivables	(965,031)	10,295,300
Non-cash revenue	(258,845)	(45,442)
Loss on disposal of equipment and other assets	5,543	6,541
Gain on sale of purchased receivables	(324,848)	—
Changes in assets and liabilities:
Increase (decrease) in accounts payable and other accrued liabilities	86,857	(2,840,763)
(Increase) decrease in other assets	(1,367,348)	1,258,018
Decrease in income taxes receivable, net	784,070	4,120,061

Net cash provided by operating activities	2,494,721	21,284,271

Cash flows from investing activities
Investments in purchased receivables, net of buy backs	(79,724,106)	(41,138,254)
Principal collected on purchased receivables	72,939,859	65,601,634
Proceeds from the sale of purchased receivables	324,874	—
Purchase of property and equipment	(1,594,968)	(1,885,272)
Proceeds from sale of property and equipment	—	210

Net cash (used in) provided by investing activities	(8,054,341)	22,578,318

Cash flows from financing activities
Borrowings under notes payable	60,700,000	17,800,000
Repayment of notes payable	(53,362,558)	(54,777,486)
Payment of deferred financing costs	(775,808)	—
Purchase of treasury shares	(973)	(923)
Repayment of capital lease obligations	(36,068)	—

Net cash provided by (used in) financing activities	6,524,593	(36,978,409)

Net increase in cash	964,973	6,884,180
Cash at beginning of period	4,935,248	6,042,859

Cash at end of period	$5,900,221	$12,927,039

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$4,998,502	$5,208,677
Net cash paid (received) for income taxes	137,980	(705,644)
Non-cash investing and financing activities:
Increase in fair value of derivative instruments	843,503	1,639,023
Decrease in unrealized loss on cash flow hedge	(633,530)	(1,171,921)

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) (gain) loss on sale of assets, net, (f) impairment of assets and (g) purchased receivables amortization.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in our amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income	$774,457	$842,287	$1,130,974	$5,444,431
Adjustments:
Income tax expense	509,408	642,917	740,890	3,460,914
Interest expense, net	2,888,306	2,468,107	5,515,689	5,109,272
Depreciation and amortization	1,146,329	959,496	2,308,711	1,845,314
Share-based compensation	479,435	524,412	698,444	761,230
(Gain) loss on sale of assets, net	(102,483)	5,137	(319,305)	6,541
Purchased receivables amortization	33,587,199	38,474,234	71,715,983	75,851,492
Other	219,137	—	219,137	—

Adjusted EBITDA	$39,501,788	$43,916,590	$82,010,523	$92,479,194